UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2016
AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On November 3, 2016, American Axle & Manufacturing Holdings, Inc. (the “Company” or “AAM”) and Metaldyne Performance Group Inc. (“MPG”) announced that they have entered into an Agreement and Plan of Merger (the “Merger Agreement” ) pursuant to which AAM will acquire MPG for approximately $1.6 billion in cash and stock, plus the assumption of $1.7 billion in net debt.
In addition, AAM entered into a Voting Agreement (the “Voting Agreement”) with an affiliate of American Securities LLC, the controlling stockholder of MPG, pursuant to which such affiliate of American Securities LLC has agreed to vote in favor of and otherwise support the transaction, subject to the terms of the Voting Agreement.
In addition, the Company and MPG will discuss the proposed transaction and the third quarter 2016 results for both AAM and MPG during a joint conference call and webcast on Wednesday, November 3rd at 8:00 a.m. Eastern time.
A copy of the joint press release of AAM and MPG announcing the execution of the Merger Agreement and the Voting Agreement is filed as Exhibit 99.1 hereto. The joint press release is incorporated herein by reference in its entirety.

The information regarding the Merger Agreement and the Voting Agreement required by Item 1.01 of Form 8-K will be filed subsequently in a separate Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release, dated November 3, 2016, issued by the Company and MPG.

Forward Looking Statements
This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the transaction and all other information relating to matters that are not historical facts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the receipt and timing of necessary regulatory approvals, the ability to finance the transaction, the ability to successfully operate and integrate MPG’s operations and realize estimated synergies, and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Stockholders and Investors
This announcement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of AAM or MPG. Subject to future developments, AAM will file a joint proxy statement/prospectus with the SEC in connection with the proposed transaction. Investors are urged to read the joint proxy statement/prospectus and other documents filed by AAM with the SEC in connection with the proposed transaction when they become available, as these documents will contain important information. Those documents, if and when filed, as well as AAM’s other public filings with the SEC, may be obtained without charge at the SEC’s website at http://www.sec.gov and at AAM’s website at http://www.aam.com. Investors may also obtain a free copy of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus from AAM by directing a request to

American Axle & Manufacturing, Inc., One Dauch Drive, Detroit, Michigan 48211, USA, Attention: Investor Relations, Telephone: +1 313-758-2404.

Participants in Solicitation
AAM and its directors, executive officers and other members of its management and employees may be deemed to be participants in a solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding AAM’s directors and executive officers is available in AAM’s proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 24, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	November 3, 2016	By:	/s/ David E. Barnes
David E. Barnes
General Counsel, Secretary & Chief Compliance Officer